================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                        FIRST COMMUNITY BANCSHARES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT



                  ANNUAL MEETING OF STOCKHOLDERS APRIL 16, 2002

                        FIRST COMMUNITY BANCSHARES, INC.
                               ONE COMMUNITY PLACE
                         BLUEFIELD, VIRGINIA 24605-0989

                                 NOTICE OF 2002
                         ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders of First Community Bancshares, Inc.:

         The ANNUAL MEETING of Stockholders of First Community Bancshares, Inc. will be held at Fincastle Country Club, Bluefield, Virginia, at 3:00 p.m. local time on April 16, 2002, for the purpose of considering and voting upon the following items as more fully discussed herein.

        1. Election of directors to serve as members of the Board of Directors, Class of 2005.

        2. Amendment of the Corporation's Articles of Incorporation to remove the provision establishing the minimum number of directors, and to provide that the number of directors shall be determined in accordance with the Corporation's Bylaws, in order to avoid the expense and future inconvenience of putting the question before a meeting of stockholders to approve such a change. The provision, as proposed, would provide that the required number of directors be not less than 7 nor more than 12.

        3. Ratification of the selection of Ernst & Young LLP, Charleston, West Virginia, as independent auditors for the year ending December 31, 2002.

        4. Transacting such other business as may properly come before the meeting, or any adjournment thereof.

         Only stockholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at such meeting or at any adjournment thereof.


                                           By Order of the Board of Directors



                                           Robert L. Buzzo, Secretary



                                    IMPORTANT

        YOU MAY VOTE BY THE FOLLOWING METHODS:

        1.        (888) 216-1279; or at
        2. www.proxyvotenow.com/fcb until 11:59 p.m. eastern daylight time on April 15, 2002; or
        3. Complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting. An addressed return envelope is enclosed for your convenience. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 16, 2002

         The Board of Directors of First Community Bancshares, Inc. (the "Corporation" or "Company") solicits the enclosed proxy for use at the Annual Meeting of Stockholders of First Community Bancshares, Inc., which will be held on Tuesday, April 16, 2002 at 3:00 p.m. local time at Fincastle Country Club, Bluefield, Virginia, and at any adjournment thereof.

         The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, solicitation may be made in person, by telephone or by other means by officers, directors or regular employees of the Corporation.

         This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 12, 2002.

VOTING

         Shares of Common Stock (par value $1 per share) represented by proxies in the accompanying form, which are properly executed and returned to the Corporation, will be voted at the Annual Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the nominees as described herein under "Election of Directors," FOR the proposed amendment to the Articles of Incorporation, and FOR ratification of the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2002. Any stockholder has the power to revoke his proxy at any time before it is voted.

         The Board of Directors has fixed March 5, 2002 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting and the holders of record will have one vote for each share so held in the matters to be voted upon by the stockholders. There are no cumulative voting rights.

         Directors are elected by a plurality of votes present in person or by proxy and entitled to vote, assuming a quorum is present. The amendment to the Articles of Incorporation requires approval of the proposal by an affirmative vote of two-thirds of the shares of common stock outstanding and entitled to vote at the meeting. All other matters coming before the meeting will be determined by majority vote of those present in person or by proxy and entitled to vote. Abstentions and broker non-votes for shares represented at the meeting will have no direct effect on the election of directors but have the effect of negative votes on other matters to be considered.

         As of the close of business on March 5, 2002, the outstanding shares of the Corporation consisted of 9,046,902 shares of Common Stock.

                            1. ELECTION OF DIRECTORS

         The Corporation's Board of Directors is comprised of nine directors, including eight non-employee directors, divided into three classes with staggered terms. There are presently three vacancies in the Board of Directors. All directors are elected for three-year terms.

         The nominees for the Board of Directors to serve until the Annual Meeting of Stockholders in 2005 are set forth below. All nominees are currently serving on the Corporation's Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.


                                        Principal Occupation and               Director of         Class
                                       Employment Last Five Years;             Corporation           of
         Name               Age          Principal Directorships                  Since           Directors
-----------------------------------------------------------------------------------------------------------
Robert E. Perkinson, Jr.    54      Past Vice President-Operations, MAPCO         1994              2005
                                    Coal, Inc.; Permac, Inc.; Race Fork Coal
                                    Company; South Atlantic Coal, Inc.;
                                    Director, First Community Bank, N. A.


William P. Stafford         68      President, Princeton Machinery Service, Inc.; 1989              2005
                                    Chairman of the Board of the Corporation;
                                    Director, First Community Bank, N. A.


W. W. Tinder, Jr.           76      Chairman & Chief Executive Officer,           1989              2005
                                    Tinder Enterprises, Inc.; Chief Executive
                                    Officer, Tinco Leasing Corporation (Real
                                    Estate Holdings); Director, First Community
                                    Bank, N. A.


CONTINUING DIRECTORS

         The following persons will continue to serve as members of the Board of Directors until the Annual Meeting of Stockholders in the year of the expiration of their designated terms. The name, age, principal occupation and certain biographical information for each continuing director are presented below:


                                       Principal Occupation and                           Director of       Class
                                     Employment Last Five Years;                          Corporation         of
      Name                 Age         Principal Directorships                               Since         Directors
---------------------------------------------------------------------------------------------------------------------
I. Norris Kantor           72       Of Counsel, Katz, Kantor & Perkins                        1989           2003
                                    Attorneys-at-Law; Director, First
                                    Community Bank, N. A.


A. A. Modena               73       Retired Executive Vice President and                      1989           2003
                                    Secretary of the Corporation; Director,
                                    First Community Bank, N. A.


William P. Stafford, II    38       Attorney, Brewster, Morhous, Cameron,                     1994           2003
                                    Mullins, Caruth, Moore, Kersey & Stafford,
                                    PLLC; Director, First Community Bank, N. A.


Allen T. Hamner            60       Professor of Chemistry, West Virginia                     1993           2004
                                    Wesleyan College; Director, First Community
                                    Bank, N. A.


B. W. Harvey               70       President, Highlands Real Estate Management,              1989           2004
                                    Inc.; Director, First Community Bank, N. A.


John M. Mendez             47       President and Chief Executive Officer of the              1994           2004
                                    Corporation; Director, Executive Vice
                                    President, First Community Bank, N. A.;
                                    Director & Chairman, United First Mortgage,
                                    Inc.; Past Vice President, Chief Financial
                                    Officer & Secretary of the Corporation; Past
                                    Senior Vice President - Finance & Chief
                                    Administrative Officer, First Community Bank, N. A.

COMPENSATION OF DIRECTORS

         During 2001, non-employee members of the Board of Directors received a director's fee of $500 per month. Directors of the Corporation may also be reimbursed for travel or other expenses incurred in attendance at Board or committee meetings. Directors who are employees of the Corporation receive no additional compensation for service on the Board or its committees.

         On November 12, 2001, stock options for 45,000 shares were granted under the 2001 Directors' Stock Option Plan. The 2001 Directors' Stock Option Plan was implemented to facilitate and encourage investment in the common stock of the Company by non-employee directors whose efforts, solely as directors, are expected to contribute to the Company's future growth and continued success.

MEETING ATTENDANCE

         The Board of Directors held twelve meetings during 2001. All directors and those nominees, who are currently directors, attended at least 75% of all meetings of the Board and any committee of which they were members.

BOARD COMMITTEES

         The Board of Directors of the Corporation has an Audit Committee consisting of Chairman Harvey and Messrs. Hamner, Perkinson and Stafford, all non-employee members of the Board and independent under the Nasdaq rules defining an independent director. The Audit Committee of the Board of Directors, which held seven meetings during 2001, reviews and acts on reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Corporation, the nature of service performed for the Corporation by and the fees to be paid to the independent auditors, the performance of the Corporation's independent and internal auditors and the accounting practices of the Corporation. The Audit Committee also recommends to the full Board of Directors the independent auditors to be appointed by the Board, subject to stockholders' ratification. The 2001 Report of the Audit Committee is presented on page 9 of this Proxy Statement.

         The Board of Directors has a Compensation Committee that was formed in May 1999 consisting of non-employee Directors Hamner, Tinder, and William P. Stafford, II. The Compensation Committee reviews and considers the form and amount of compensation and contractual employment terms of the President and Chief Executive Officer of the Corporation. Recommendations of the Compensation Committee are made to the Board of Directors. The 2001 Report of the Compensation Committee is presented on page 8 of this Proxy Statement.

         The Board of Directors of the Corporation has an Executive Committee consisting of seven members including the Chairman and Chief Executive Officer. The Executive Committee held six meetings during 2001. The Executive Committee is empowered to act on behalf of the Board on most Corporate matters not involving business combinations.

         The Board does not maintain a Nominating Committee.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

         Some of the directors and officers of the Corporation and members of their immediate families are at present, as in the past, customers of the Corporation's subsidiary bank, and have had and expect to have transactions with the bank. In addition, some of the directors and officers of the Corporation are, as in the past, also officers of or partners in entities that are customers of the bank and have had and expect to have transactions with the bank. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

         One of the directors, Mr. Stafford, II, is a practicing attorney with Brewster, Morhous, Cameron, Mullins, Caruth, Moore, Kersey & Stafford, PLLC, a Bluefield, WV law firm which provides general legal services to the Company. The Company paid that firm $46,722 for these professional services in the year 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's capital stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. The Reporting Persons are required by regulation to furnish the Company with copies of all forms they file pursuant to
Section 16(a) of the Exchange Act.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2001, the Company's Reporting Persons complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

PRINCIPAL STOCKHOLDERS

         The following sets forth information with respect to those persons who, to the knowledge of management, beneficially owned more than 5% of the Corporation's outstanding stock as of March 5, 2002. All shares are subject to the named entity's sole voting and investment power.


  Title of                                                              Shares Beneficially    Percent
    Class        Name and Address of Beneficial Owner                        Owned            of Class (2)
-----------------------------------------------------------------------------------------------------------
Common           The H. P. & Anne S. Hunnicutt Foundation (1)              1,111,000 (2)         11.20%
                   P. O. Box 309, Princeton, WV 24740

(1) William P. Stafford is deemed a beneficial owner of the same shares by virtue of his position as President of the Foundation.

(2)  Reflects 10% stock dividend declared on February 19, 2002.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the beneficial ownership of the Common Stock of the Corporation as of March 5, 2002 (adjusted to reflect the 10% stock dividend declared on February 19, 2002), by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group including each executive officer named in this Proxy Statement.


                                                                                        Percent of Class
      Name of Group                                Number of Shares (3)                Beneficially Owned
--------------------------------------------------------------------------------------------------------------
Robert L. Buzzo                                          11,707                                *
Sam Clark                                                58,705                                *
Allen T. Hamner                                           7,684                                *
B. W. Harvey                                             11,398                                *
I. Norris Kantor                                         24,376                                *
E. Stephen Lilly                                          5,469                                *
John M. Mendez                                           21,129                                *
A. A. Modena                                             28,818                                *
Robert E. Perkinson, Jr. (1)                             44,484                                *
Robert L. Schumacher                                     10,910                                *
William P. Stafford (2)                                 219,376                             2.21%
William P. Stafford, II                                 174,213                             1.76%
W. W. Tinder, Jr.                                        64,328                                *
All Directors and Executive Officers                    682,596                             6.88%
   as a Group (Thirteen Persons)
--------------------------------------------------------------------------------------------------------------


The address of each person listed on the table is c/o First Community Bancshares, Inc., One Community Place, Bluefield, VA 24605, and the persons named in the table have sole voting and investment power with respect to the Common Stock shown as beneficially owned by them.

(1) Mr. Perkinson serves as Co-trustee of the Trust Under Agreement for Robert E. Perkinson, Sr., and by virtue of voting power is deemed to share beneficial ownership of an additional 53,164 shares held by Trust, or 0.59% of the Corporation's outstanding stock.

(2) Mr. Stafford serves as President of The H. P. and Anne S. Hunnicutt Foundation, and by virtue of voting power is deemed to share beneficial ownership of an additional 1,111,000 shares held by the Foundation, or 11.20% of the Corporation's outstanding stock.

(3) The numbers of shares listed under this heading reflect the 10% stock dividend declared on February 19, 2002.


*      Less than one percent.

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors maintains a Compensation Committee (the "Committee") whose role is the establishment and management of employment terms and the form and levels of compensation paid to the President and Chief Executive Officer ("CEO"). The CEO manages compensation of other executive officers named in the Compensation Table.

         It is the responsibility of the Compensation Committee to develop proposed contractual terms of employment and establish a framework for a competitive compensation package for the CEO that adequately rewards performance and provides incentives for retention. In carrying out its responsibilities, the Compensation Committee considers: i) the need to retain competent and effective management personnel; ii) competitive terms and levels of compensation relative to other companies of comparable size and operation within the commercial banking industry; iii) past performance of the CEO as measured against predetermined goals and objectives; iv) comparative performance of the CEO as benchmarked against peer groups of comparable commercial banks; and v) the achievement of overall corporate goals.

         The Committee establishes current compensation based primarily on review of competitive salary practices by similarly sized banking organizations locally and nationally giving appropriate weight to regional differences in cost of living and contrasting relative performance of the Company and the designated peer group. In performing this analysis, the Committee utilized the Sheshunoff Executive Compensation Survey as well as compensation data from other specifically identified banking peers.

         In 2000, with a change in senior management, the Committee reviewed the employment contract of the CEO. Based on that review and upon the Committee's recommendation to the Board of Directors, a new employment contract ("contract") was adopted for the CEO. The new three-year contract contains similar terms of employment and provides for salary continuation for a period of 35 months in the event of termination within three years of a change in control of ownership. The contract also provides for salary continuation for a period of 30 months in the event of termination without cause, absent a change in control of ownership.

         The Committee recommended to the Board of Directors a two-tiered incentive compensation strategy for the CEO based upon the Company meeting specific financial benchmarks and an additional discretionary incentive based upon both the financial and non-financial performance of the Company.

         This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless First Community Bancshares, Inc. specifically incorporates this report by reference. It will not otherwise be filed under such Acts.


                                                    Allen T. Hamner
                                                    William P. Stafford, II
                                                    W. W. Tinder, Jr.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee of the Board of Directors is a current or former officer or employee of the Corporation. No member of the Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors. Each of the members of the Audit Committee is independent as defined by Corporation policy and by the listing standards of the National Association of Securities Dealers.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Corporation's independent auditors. Additionally, and as appropriate, the Audit Committee reviews, evaluates, discusses, and consults with management, internal audit personnel and the independent auditors regarding the following:

        - the plan for, and independent auditors' report on, each audit of the Corporation's financial statements

        - the Corporation's financial disclosure documents, including all financial statements and reports sent to shareholders

        - changes in the Corporation's accounting practices, principles, controls or methodologies, or in its financial statements

        -   significant developments in accounting rules

        - the adequacy of the Corporation's internal accounting controls, and accounting, financial and auditing personnel

        - the establishment and maintenance of an environment at the Corporation that promotes ethical behavior

         The Audit Committee Charter incorporates standards set forth in Securities and Exchange Commission regulations and the listing standards of the National Association of Securities Dealers. After appropriate review and discussion, the Audit Committee determined that the Committee fulfilled its responsibilities under the Audit Committee Charter in 2001.

         The Audit Committee is responsible for recommending to the Board that the Corporation's financial statements be included in its annual report. The Committee took a number of steps in making this recommendation and held seven meetings during fiscal year 2001. First, the Audit Committee discussed with its independent auditors those matters the auditors communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditor's independence with that firm and received a letter from the auditor concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the auditors' independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with the Corporation management and the independent auditors, the Corporation's audited consolidated balance sheet at December 31, 2001 and consolidated statement of income, cash flows and stockholders' equity for the year then ended. Based on discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board (and the Board approved) that these financial statements be included in the Corporation's 2001 Annual Report to Stockholders to be incorporated by reference into its Form 10-K to be filed with the Securities and Exchange Commission.


B. W. Harvey, Audit Committee Chair
William P. Stafford, Audit Committee Member
Allen T. Hamner, Audit Committee Member
Robert E. Perkinson, Jr., Audit Committee Member

EXECUTIVE COMPENSATION FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

         The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to the Corporation's President and Chief Executive Officer and to other executive officers of the Corporation whose salary and bonus exceeded $100,000 during the years ended December 31, 2001, 2000 and 1999.


                                                 SUMMARY COMPENSATION TABLE
                                                                                                 Long-Term Compensation
                                                                                              ----------------------------
                                                                                                  Awards          Payouts
                                                                                              --------------     ---------
                                                                                                Securities
                                                                                                Underlying         LTIP
Name of Individual /                                                       Other Annual          Options          Payouts
Capacities Served                     Year        Salary         Bonus     Compensation (1)       # (2)              $
--------------------------------------------------------------------------------------------------------------------------

John M. Mendez                        2001     $ 234,335       $30,000       $13,355                  12,826        $  -
President & Chief                     2000     $ 185,460       $30,780       $10,512                  12,826        $  -
Executive Officer                     1999     $ 157,193       $     -       $ 6,156                  12,826        $  -
of the Corporation;
Executive Vice President of
First Community
Bank, N. A.; Director & Chairman
of United First Mortgage, Inc.

Robert L. Buzzo                       2001     $ 133,396       $14,751       $ 7,888                   6,878        $  -
Vice President and                    2000     $ 110,080       $14,450       $ 7,715                   6,878        $  -
Secretary of the                      1999     $  82,121       $     -       $ 7,416                   6,878        $  -
Corporation; President of
First Community Bank, N. A.;
Chief Executive Officer of the
Bluefield Division of First
Community Bank, N. A.;
Director & Secretary of
United First Mortgage, Inc.

E. Stephen Lilly                      2001     $ 129,309       $30,092       $ 9,023                   6,864        $  -
Chief Operating Officer               2000     $  94,569       $21,035       $ 8,035                   6,864        $  -
of the Corporation;                   1999     $ 100,379       $     -       $ 4,819                   6,864        $  -
Senior Vice President &
Chief Operating Officer of
First Community Bank, N. A.

Robert L. Schumacher                  2001     $ 103,386       $ 8,622       $ 8,829                   8,424        $  -
Senior Vice President,                2000     $  99,540       $ 7,943       $ 9,427                   8,424        $  -
Finance of the Corporation;           1999     $  97,469       $     -       $ 7,571                   8,424        $  -
Secretary, First Community
Bank, N. A.



(1) Other annual compensation includes non-qualified deferred compensation agreements, deferred bonuses and non-cash fringe benefits.

(2) Reflects 10% stock dividend declared on February 19, 2002.

STOCK OPTIONS

         In 1999, the Company instituted a Stock Option Plan to encourage and facilitate investment in the common stock of the Company by key executives and to assist in the long-term retention of service by those executives. The Plan covers key executives as determined by the Company's Board of Directors from time to time. Options under the Plan were granted in the form of non-statutory stock options with the aggregate number of shares of common stock available for grant under the Plan (adjusted for the 10% stock dividend declared on February 19, 2002) set at 302,500 shares. Total options currently available under the Plan at December 31, 2001 represent the rights to acquire 289,502 shares with deemed grant dates of January 1st for each year 1999 through 2003. All stock options granted pursuant to the Plan vest ratably on the first through the seventh anniversary dates of the deemed grant date. The option price of each stock option is equal to the fair market value of the Company's common stock on the date of each deemed grant during the five-year grant period. Vested stock options granted pursuant to the Plan are exercisable for a period of five years after the date of the grantee's retirement (provided retirement occurs at or after age 62), disability, or death. If employment is terminated other than by retirement at or after age 62, disability, or death, vested options must be exercised within 90 days after the effective date of termination. Any option not exercised within such period will be deemed cancelled.

         In the event of a change of control or upon dissolution of the corporation, the stock options granted under the Plan continue to vest and are exercisable in accordance with the terms of the original grant. Change of control provisions further provide that any optionee who is terminated without cause by the corporation, its successor or affiliate during the 12 months preceding, or at any time following a change of control, and any participant who remains employed by the corporation or any affiliate during the 90-day period following a change of control and thereafter resigns, shall continue to receive grants on the deemed grant dates and vest as if the optionee continued to be employed, and optionee, or his estate, shall be entitled to exercise such options within five years after death or attainment of age 62, whichever first occurs.


                                                         Individual Grants in 2001
                         ------------------------------------------------------------------------------------------
                           Number of       % of Total
                           Securities       Options
                           Underlying      Granted to        Exercise or
                            Options        Employees in       Base Price         Expiration         Grant Date
    Name                  Granted (4)      Fiscal Year       ($/Sh) (1)(4)        Dates (2)     Present Value (3)
-------------------------------------------------------------------------------------------------------------------
John M. Mendez                  12,826         18.76%               15.33           03/01/22               $60,539
Robert L. Buzzo                  6,878         10.06%               15.33           04/01/17               $32,464
E. Stephen Lilly                 6,864         10.04%               15.33           07/01/25               $32,761
Robert L. Schumacher             8,424         12.32%               15.33           04/01/18               $39,761
19 Optionees
  (including the 4
   listed above)                68,351        100.00%               15.33   From    05/01/10              $322,617
                                                                            To      05/01/43
-------------------------------------------------------------------------------------------------------------------



(1) Plan participants may use previously owned shares to pay for an option's exercise price. Additionally, plan participants may have the Company withhold their shares due upon exercise of an option to satisfy their required tax withholding obligations.
(2) Options expire 5 years after the executive's retirement date, death or disability. In the event of termination other than retirement, death or disability, options must be exercised within 90 days of effective date of termination. If not exercised within that period, options are deemed cancelled. For purposes of this table, retirement age is assumed to be age 62.
(3) The grant date present value of options was determined using the Black-Scholes model with the following assumptions: risk-free interest rate of 5.15%, dividend yield of 3.40%, expected volatility of the market price of the Company's common stock of 31.2%, and average anticipated time to exercise of 15.5 years.
(4) All shares and per share data have been adjusted to reflect the 10% stock dividend declared on February 19, 2002.

         Also, during the fourth quarter of 2001, the Company granted stock options to non-employee directors. The Director Option Plan was implemented to facilitate and encourage investment in the common stock of the Company by non-employee directors whose efforts are expected to contribute to the Company's future growth and continued success. The options granted pursuant to the Plan are exercisable no later than ten years from the date of grant or two years after the optionee ceases to serve as a director of the Corporation, whichever date occurs first. Options not exercised within the appropriate time shall expire and be deemed cancelled. The Plan covers non-employee directors as determined by the Company's Board of Directors. Options under the Plan were granted in the form of non-statutory stock options with the aggregate number of shares of common stock available for grant under the Plan set at 90,000 shares.

OPTION EXERCISES IN LAST FISCAL YEAR

         The following table lists the number of shares underlying unexercised options as well as values for "in-the-money" options for directors and individuals listed in the Summary Compensation table. Options are "in-the-money" if the 2001 year-end share price is higher than the exercise price. No options were exercised for the listed officers and directors in 2001, and no shares were acquired on exercise.


                                           OPTION EXERCISES IN LAST FISCAL YEAR

                                  Number of Securities Underlying
                                 Unexercised Option at Fiscal Year                 Value of Unexercisedd In-the-Money
                                               End(1)                                  Options at Fiscal Year End
                               -----------------------------------------        -------------------------------------------
    Name                       Exercisable             Unexercisable             Exercisable (2)         Unexercisable (3)
---------------------------------------------------------------------------------------------------------------------------
John M. Mendez                        -                      38,478                         -                $121,077

Robert L. Buzzo                       -                      20,635                         -                 $64,928

E. Stephen Lilly                      -                      20,592                         -                 $64,796

Robert L. Schumacher                  -                      25,272                         -                 $79,523

Sam Clark                             5,500                   -                         $15,840                 -

Allen T. Hamner                       5,500                   -                         $15,840                 -

B. W. Harvey                          5,500                   -                         $15,840                 -

I. Norris Kantor                      5,500                   -                         $15,840                 -

A. A. Modena                          5,500                   -                         $15,840                 -

Robert E. Perkinson, Jr               5,500                   -                         $15,840                 -

William P. Stafford                   5,500                   -                         $15,840                 -

William P. Stafford                   5,500                   -                         $15,840                 -

W. W. Tinder, Jr.                     5,000                   -                         $15,840                 -


(1) All options and per share data have been adjusted to reflect the 10% stock dividend declared on February 19, 2002.

(2) All options exercisable and in the money at December 31, 2001 were valued at the difference between the exercise price of $23.91 ($26.30 adjusted for the 10% stock dividend) and the fair market value at December 31, 2001, $26.79 ($29.47 adjusted for the 10% stock dividend) multiplied by the number of underlying shares of common stock.
(3) All options that were unexercisable and in the money at December 31, 2001, were valued using various assumptions, which are not necessarily accurate, but are used in order to estimate the expected value of such options. The assumptions used include an expected volatility in the underlying stock price of 31.2%, an expected option life of 15.5 years, an assumed exercise price based upon the year of grant, an expected dividend yield of 3.40%, and a risk-free rate of return of 5.15%, which results in an expected value of $4.72 for each of the options that are in the money, but unexercisable. These calculations were performed in accordance with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

EXECUTIVE RETENTION PLAN

         In 1999, the Company established an Executive Retention Plan for key members of senior management, including the individuals named in the Summary Compensation Table. This Plan provides for a benefit at normal retirement (age
65) targeted at 15% of final compensation projected at an assumed 3% salary progression rate. Benefits under the Plan become payable at age 62. Actual benefits payable under the Retention Plan are dependent on an indexed retirement benefit formula that accrues benefits equal to the aggregate after-tax income of associated life insurance contracts less the Company's tax-effected cost of funds for that plan year. Benefits under the Plan are dependent on the performance of the insurance contracts and are not guaranteed by the Company.

         In connection with the Executive Retention Plan, the Company has also entered into Life Insurance Endorsement Method Split Dollar Agreements (the "Agreements") with the executives covered under the Retention Plan. Under the Agreements, the Company shares 80% of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the executives under life insurance contracts referenced in the Retention Plan. The Company as owner of the policies retains a 20% interest in life proceeds and a 100% interest in the cash surrender value of the policies.

         The Retention Plan also contains provisions for change of control, as defined, which allow the executives to retain benefits under the Plan in the event of a termination of service, other than for cause, during the twelve months prior to a change in control or anytime thereafter, unless the executive voluntarily terminates his employment within 90 days following the change in control.

         Because the Retention Plan was designed to retain the future services of key executives, no benefits are payable under the Plan in the event of voluntary or involuntary termination prior to retirement age of 62.

DIRECTORS' SUPPLEMENTAL RETIREMENT PLAN

             In 2001, the Company established a Directors' Supplemental Retirement Plan for its non-employee Directors. This Plan provides for a benefit upon retirement from service on the Board at specified ages depending upon length of service or death. Benefits under the Plan become payable at age 70, 75 and 78 depending upon the individual director's age and original date of election to the Board. Actual benefits payable under the Plan are dependent on an indexed retirement benefit formula that accrues benefits equal to the aggregate after-tax income of associated life insurance contracts less the Company's tax-effected cost of funds for that plan year. Benefits under the Plan are dependent on the performance of the insurance contracts and are not guaranteed by the Company.

         In connection with the Directors' Supplemental Retirement Plan, the Company has also entered into Life Insurance Endorsement Method Split Dollar Agreements (the "Agreements") with certain directors covered under the Plan. Under the Agreements, the Company shares 80% of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the executives under life insurance contracts referenced in the Retention Plan. The Company as owner of the policies retains a 20% interest in life proceeds and a 100% interest in the cash surrender value of the policies.

         The Plan also contains provisions for change of control, as defined, which allow the Directors to retain benefits under the Plan in the event of a termination of service, other than for cause, during the twelve months prior to a change in control or anytime thereafter, unless the Director voluntarily terminates his service within 90 days following the change in control.

         Because the Plan was designed to retain the future services of Directors, no benefits are payable under the Plan in the event of voluntary or involuntary termination prior to retirement age as defined in the Plan document.

                     COMPARATIVE PERFORMANCE OF THE COMPANY

         The following chart was compiled by SNL Securities, LC and compares cumulative total shareholder return on the Corporation's Common Stock for the five-year period ended December 31, 2001 with cumulative total shareholder return of: (1) The Standard & Poor's 500 market index ("S&P 500"); and 2) a group of 18 Peer Bank Holding Companies (Asset Size & Regional Peer Group).

                               [LINE GRAPH]

                   First Community      S&P 500   Asset Size & Regional
                   Bancshares, Inc.                    Per Group*

12/31/96                100.00          100.00          100.00
12/31/97                139.92          133.37          160.53
12/31/98                134.42          171.44          136.71
12/31/99                104.84          207.52          109.29
12/31/00                101.96          188.62           99.88
12/31/01                163.88          166.22          122.82


The graph assumes an initial investment of $100 on December 31, 1996 in the Corporation's common stock and each of the comparative investments with dividends from each of the investments reinvested at year-end in additional shares of stock at the then current market value.

*The Asset Size & Regional Peer Group consists of banks that are traded on the NASDAQ, pink sheet, and bulletin board exchanges, have total assets between $1B and $5B, and are in the Southwest region.


                                                                       PERIOD ENDING
                                            -----------------------------------------------------------------------
INDEX                                         12/31/96    12/31/97    12/31/98    12/31/99    12/31/00     12/31/01
-------------------------------------------------------------------------------------------------------------------
First Community Bancshares, Inc.               100.00      139.92      134.42      104.84      101.96       163.88
S&P 500                                        100.00      133.37      171.44      207.52      188.62       166.22
Asset Size & Regional Peer Group*              100.00      160.53      136.71      109.29       99.88       122.82

EMPLOYMENT CONTRACT

         Under the provisions of an employment contract with Mr. Mendez, in the event of a change in control of the Corporation, Mr. Mendez may elect to terminate services and be compensated at his annual salary for the balance of the term of the contract or for a period of thirty months, whichever is greater. In the event Mr. Mendez is dismissed for reasons other than cause, as defined, he will be compensated at his annual salary for the balance of the term of the three-year contract, or thirty months, whichever is greater.

EMPLOYEE STOCK OWNERSHIP PLAN

         The individuals listed in the Summary Compensation Table are covered under an Employee Stock Ownership and Savings Plan ("ESOP"). Contributions under the ESOP feature are made annually at the discretion of the Board of Directors. Allocations of those contributions to participants' accounts are made on the basis of relative W-2 compensation (up to $170,000). Allocations to the accounts of the individuals named in the Summary Compensation Table for the 2001 year were: Mendez -- $14,450; Buzzo -- $13,263; Lilly -- $14,316; Schumacher --
$10,271.

SAVINGS PLAN

         The Plan also provides a 401(k) Savings feature and matched employee contributions at the rate of 50% up to 6% of compensation for 2001. Matching contributions for 2001 for the covered persons listed in the Summary Compensation Table were as follows: Mendez -- $2,737; Buzzo -- $2,512; Lilly -- $2,712; and Schumacher -- $1,945.

WRAP PLAN

         The Corporation maintains a non-qualified Supplemental 401(k) Plan ("Plan") for the purpose of providing deferred compensation which cannot be accumulated under the Basic Plan provisions above because of deferral and covered compensation limitations on tax-qualified pension plan benefits. The Company made a non-qualified matching credit on employee contributions for 2001 at the rate of 50% up to 6% of compensation under the 401(k) feature of the basic plan and also makes contributions in lieu of basic plan ESOP contributions for compensation in excess of the $170,000 compensation limit. Contributions under this Plan in 2001 for the covered persons listed in the Summary Compensation Table were as follows: Mendez -- $5,211; Buzzo -- $2,169; Lilly -- $2,341; and Schumacher -- $1,680.

  2. AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO REMOVE
      THE PROVISION ESTABLISHING THE MINIMUM NUMBER OF DIRECTORS, AND
       TO PROVIDE THAT THE NUMBER OF DIRECTORS SHALL BE DETERMINED IN
      ACCORDANCE WITH THE CORPORATION'S BYLAWS, IN ORDER TO AVOID THE
     EXPENSE AND FUTURE INCONVENIENCE OF PUTTING THE QUESTION BEFORE A MEETING OF STOCKHOLDERS TO APPROVE SUCH A CHANGE. THE PROVISION,
        AS PROPOSED, WOULD PROVIDE THAT THE REQUIRED NUMBER OF DIRECTORS
                      BE NOT LESS THAN 7 NOR MORE THAN 12.

         The Company's Articles of Incorporation currently provide that the number of directors of the Company shall be not less than twelve. Because of a reduction in the number of Board members over the last three years, at the present time, the Board is composed of nine directors. In order to avoid the need to call a meeting of the Company's stockholders each time the size of the Board is adjusted, the Board of Directors has determined to recommend to the stockholders that the size of the Board be determined in accordance with the Company's Bylaws, which may be more readily revised from time to time by action of the Board. This amendment eliminates costs associated with calling such a meeting. Accordingly, in February 2002, the Board of Directors adopted a resolution proposing that the Articles of Incorporation be amended to provide that the number of directors shall be determined in accordance with the Company's Bylaws, subject to stockholder approval of the proposed amendment. Once the proposed amendment is effective, the Board of Directors will amend the Company's Bylaws to provide that the number of directors shall be not less than seven nor more than twelve, with the exact number to be determined from time to time by resolution of the Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEMS 1 AND 2.

VOTE REQUIRED FOR ITEM 2

         Approval of Item 2 requires the affirmative vote of two-thirds of the shares of common stock of the Corporation then outstanding and entitled to vote at the meeting.

PROPOSED AMENDMENT

         The following is the text of the proposed amendment to Article VI of the Articles of Incorporation:

         The members of the corporation's governing board shall be styled as directors. The number of directors of the corporation shall be determined in accordance with a bylaw or amendment thereof duly adopted by a majority of the Board of Directors. The Board of Directors of the corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, designated Class I, Class II and Class III, respectively. Directors shall be assigned to each class consistently with the classes they currently occupy. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of three years. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No person who has attained the age of 70 years shall be elected or appointed as a director of this corporation; provided, however, that every person, otherwise eligible, who was serving as a director of the corporation on December 31, 1990, shall continue to be eligible for re-election as a director of the corporation regardless of age.


           3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         Pursuant to the Bylaws of the Corporation, stockholders will be asked to ratify the selection of Ernst & Young LLP, Charleston, West Virginia, as independent auditors of the Corporation and its subsidiaries for the fiscal year ending December 31, 2002. Ernst & Young served as independent auditors for the Corporation for the fiscal year ended December 31, 2001. Ernst & Young has no relationship with the Corporation or its subsidiaries except in its capacity as proposed Independent Auditor. In connection with its audit of the Corporation's financial statements for the year ended December 31, 2002, Ernst & Young will review the Corporation's annual report to stockholders and its filings with the Securities and Exchange Commission and will conduct reviews of quarterly reports to stockholders.

         The Audit Committee of the Board of Directors has recommended to the Board of Directors that Ernst & Young be appointed as independent auditors for the year ending December 31, 2002. The Board of Directors has made that appointment and recommends that the stockholders ratify the selection of Ernst & Young as independent auditors for the ensuing year.

         A representative of Ernst & Young is expected to be present at the meeting. Inquiries or questions of Ernst & Young may be directed to Mr. John B. Gianola, Managing Partner, Ernst & Young, 900 United Center, Charleston, West Virginia 25301, (304) 343-8971.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         For the fiscal year ended December 31, 2001, Ernst & Young LLP, our independent auditor and principal accountant, billed the approximate fees set forth below:
         Audit Fees                                $105,000
         All Other Fees                            $ 38,500

                                  OTHER MATTERS

         All properly executed proxies received by the Corporation will be voted at the meeting in accordance with the specifications contained thereon. The Board of Directors knows of no other matter that may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the persons named in the proxy materials enclosed will vote in accordance with their judgment upon such matter.

                             STOCKHOLDERS' PROPOSALS

         If any stockholder intends to present a proposal at the 2003 Annual Meeting, such proposal must be received by the Corporation at its principal executive offices on or before November 9, 2002. Otherwise, such proposal will not be considered for inclusion in the Corporation's Proxy Statement for such meeting.

         You are urged to properly complete, execute and return the enclosed form of proxy or vote via the Internet or toll free number provided elsewhere in the proxy material.

                                     By Order of the Board of Directors




                                     Robert L. Buzzo, Secretary to the Board
                                     March 12, 2002

                                         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         FIRST COMMUNITY BANCSHARES, INC. - ONE COMMUNITY PLACE, BLUEFIELD, VA 24605
                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints James L. Miller and Jeff Farmer, or either of them, attorney and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of First Community
Bancshares, Inc. (the "Corporation") to be held on Tuesday, April 16, 2002, at the Fincastle Country Club, Double Gates,
Bluefield, Virginia, at 3:00 P.M., local time, and any adjournments thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment thereof, all shares which the undersigned would be entitled to vote if personally present.

1.  FOR   [ ]   the election of 4 directors - Class of 2005        WITHHOLD AUTHORITY   [ ]
    Robert E. Perkinson, Jr.                                       You may withhold authority to vote for any
    William  P. Stafford                                           nominee by lining through or otherwise
    W. W. Tinder, Jr.                                              striking out his name.

2.  To amend the Company's Articles of Incorporation to provide that the number of Directors shall be determined in accordance with the Company's Bylaws.

    FOR  [ ]           AGAINST  [ ]      ABSTAIN  [ ]

3.  To ratify the selection of the firm of Ernst & Young, L.L.P., Charleston, West Virginia, as independent auditors for the year ending December 31, 2002.

    FOR  [ ]           AGAINST  [ ]      ABSTAIN  [ ]

4.  To vote upon such other business as may properly come before this meeting.


                                                 CONTINUED ON THE REVERSE


SHARES  REPRESENTED  BY THIS PROXY WILL BE VOTED AS  SPECIFIED,  IF AUTHORITY IS NOT WITHHELD OR IF NO CHOICE IS SPECIFIED,
THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ABOVE.


DATED:                            , 2002                      -------------------------------------
          ------------------------                                     SIGNATURE OF STOCKHOLDER

                                                              ------------------------------------
                                                                       SIGNATURE OF STOCKHOLDER

                                                              Please check if you plan to attend the
                                                              Stockholders' Meeting on April 16, 2002

In lieu of using this proxy card, you may also vote upon the items set forth above by entering your voting instructions by telephone at 1-800--------or on the world wide web at www.proxyvote.com. If you wish to use this proxy card, please sign your name(s) exactly as shown imprinted hereon. If more than one name appears as part of registration name, all names must sign. If acting in executor, trustee or other fiduciary capacity, please sign as such.